UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

DELSITE, INC.
 (Exact name of registrant as specified in its charter)

Texas	001-10862	75-1435663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Walnut Hill Lane Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 518-1300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 16, 2008, DelSite, Inc., a Texas corporation (the “Company”) was notified of a law suit filed against the Company by Federal Insurance Company, an Indiana corporation (“Federal”), in the United States District Court, Northern District of Texas, Dallas Division. The suit alleges that the Company failed to pay multiple deductibles owed with respect to litigation relating to the Company’s Medline-labeled alcohol-free mouthwash previously disclosed in the Company’s filings with the United States Securities and Exchange Commission. The Company and Federal are in disagreement on the number of deductibles that apply to the mouthwash litigation claims. Federal claims that some or all of the defense expenses, judgments or settlement are the responsibility of the Company due to the multiple deductibles Federal believes are applicable to the mouthwash litigation claims. The Company believes that it is required to pay no more than one $25,000 deductible, which it has already paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELSITE, INC.

Date: September 22, 2008	By:	/s/ Carlton E. Turner
Carlton E. Turner, Ph.D., D.Sc.
President and Chief Executive Officer